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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-83963) of our report dated February 22, 1999 except as to the pooling of interests with SEEQ Technology, Inc. which is as of June 22, 1999, relating to the financial statements, which appears in LSI Logic Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

San Jose, California
February 14, 2000